EXHIBIT 13.2

Certification
Pursuant to 18 U.S.C. §1350, the undersigned officer of Takeda Pharmaceutical Company Limited (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: June 25, 2025

/s/ Milano Furuta
Milano Furuta
Director and Chief Financial Officer